Exhibit (d)(38)
JOHN HANCOCK FUNDS II
AMENDMENT TO SUBADVISORY AGREEMENT
     AMENDMENT made as of this 23rd day of March, 2012 to the Subadvisory Agreement dated April 28, 2006, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, MFC Global Investment Management (U.S.), LLC), a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to compensation of the Subadviser is amended to add the Strategic Equity Allocation Fund.

2.	EFFECTIVE DATE

This Amendment shall become effective the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Funds II and (ii) execution of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.
JOHN HANCOCK INVESTMENT MANAGEMENT
SERVICES, LLC

By:	/s/ Andrew Arnott
Andrew Arnott
Executive Vice President
JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Diane Landers
Chief Administrative Officer
Diane Landers

2

APPENDIX A
The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

	First	Next	Excess Over
Portfolio (Aggregate Net Assets)*	$250 million	$500 million	$750 million
Emerging Markets Debt Fund	%	%	%
Short Term Government Income Fund	%	%	%
Active Bond	%	%	%

	First $500 million	Next $500 million	Excess Over
	of Aggregate	of Aggregate	$1 billion of
Portfolio	Net Assets*	Net Assets*	Aggregate Net Assets*
Fundamental Large Cap Value Fund	%	%	%

Excess Over
	First $500 million	Next $500 million	Next $500 million	$1.5 billion
	of Aggregate	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*	Net Assets*
Fundamental Large Cap Core Fund	%	%	%	%

	First $2.5 billion	Excess Over $2.5 billion
Portfolio	of Aggregate Net Assets*	of Aggregate Net Assets*
Fundamental All Cap Core Fund	%	%

	First	Excess Over
Portfolio (Aggregate Net Assets)*	$500 million	$500 million
Strategic Income Opportunities Fund	%	%

		Between	Between
	First	$150 million	$500 million	Excess Over
	$150 million	and $500 million	and $2.5 billion	$2.5 billion
	of Aggregate	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*	Net Assets*
High Income Fund	%	%	%	%

Portfolio	First $1 billion	Excess over $1 billion
Diversified Strategies Fund	%	%

		Between	Between
		$2.5 billion and	$7.5 billion and	Excess Over
	First $2.5 billion	$7.5 billion of	$10 billion of	$10 billion
	of Aggregate Net	Aggregate Net	Aggregate Net	of Aggregate
Portfolio	Assets*	Assets*	Assets*	Net Assets*
Strategic Equity	%	%	%	%
Allocation Fund

Portfolio	All Asset Levels
Alternative Asset Allocation Fund	%
Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth & Income Fund
Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifestyle Aggressive Portfolio
Lifestyle Balanced Portfolio
Lifestyle Conservative Portfolio
Lifestyle Growth Portfolio
Lifestyle Moderate Portfolio
Retirement 2010 Portfolio
Retirement 2015 Portfolio
Retirement 2020 Portfolio
Retirement 2025 Portfolio
Retirement 2030 Portfolio
Retirement 2035 Portfolio
Retirement 2040 Portfolio
Retirement 2045 Portfolio
Retirement 2050 Portfolio

*	The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios
Active Bond Fund	Active Bond Trust, a series of John Hancock Variable Insurance Trust

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

High Income Fund	Not Applicable

Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust

Fundamental Large Cap Core Fund	Not Applicable

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust

Diversified Strategies Fund	Not Applicable

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

Alternative Asset Allocation Fund	Not Applicable
Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth & Income Fund
Emerging Markets Debt Fund
Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifestyle Aggressive Portfolio
Lifestyle Balanced Portfolio
Lifestyle Conservative Portfolio
Lifestyle Growth Portfolio
Lifestyle Moderate Portfolio

Trust Portfolios	Other Portfolios
Retirement 2010 Portfolio
Retirement 2015 Portfolio
Retirement 2020 Portfolio
Retirement 2025 Portfolio
Retirement 2030 Portfolio
Retirement 2035 Portfolio
Retirement 2040 Portfolio
Retirement 2045 Portfolio
Retirement 2050 Portfolio
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.